Exhibit 99

For more information, contact:

Rebecca R. Eckert

Chief Accounting Officer

(502) 329-2000

SYPRIS REPORTS THIRD QUARTER RESULTS

GROSS PROFIT UP 48%; REVENUE, EPS AND ORDERS RISE

LOUISVILLE, KY (November 12, 2024) – Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its third quarter ended September 29, 2024.

HIGHLIGHTS

●

Revenue for the quarter increased 6.2% year-over-year, driven by a 13.6% increase for Sypris Electronics and a 0.7% increase for Sypris Technologies. Orders were up 6.5% for the quarter and 13.4% year-to-date, reflecting positive growth for both businesses.

●	Gross profit for the Company increased 48.0% from the prior-year period and increased 6.0% sequentially, while gross margin expanded 480 basis points and 90 basis points, respectively.

●	EPS increased to $0.02 per diluted share, up from a loss of $0.03 per diluted share for the prior-year quarter, and up from $0.00 per diluted share sequentially.

●

Revenue for Sypris Electronics increased 13.6%, reflecting the positive impact of recently announced contracts with customers serving the markets for electronic warfare, subsea communications, and aircraft and missile avionics. Orders are up 14.2% year-to-date.

●

Gross profit for Sypris Technologies surged 150.9% year-over-year and 34.6% sequentially, while gross margin expanded 1,130 basis points and 360 basis points, respectively. Orders for energy products are up 11.8% year-to-date.

●

During the quarter, Sypris Technologies announced that it entered into a long-term sole-source extension to its current supply agreement with one of the world’s largest commercial vehicle manufacturers. The agreement provides for a continuation of Sypris’ Ultra® Axle Shafts for use in the assemblies of the customer’s branded drive axles for medium and heavy-duty trucks.

●

The Company updated its full-year outlook for 2024, with revenue now expected to increase 10% year-over-year, at the lower end of our prior guidance due to temporary production delays on three of our Sypris Electronics programs during the year. We continue to expect a 100-125 basis point increase in gross margin.

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Sypris Reports Third Quarter Results

November 12, 2024

“We were pleased with the year-over-year revenue growth at Sypris Electronics,” commented Jeffrey T. Gill, President and Chief Executive Officer. “The backlog at Sypris Electronics exceeds $100 million and is expected to support growth through the remainder of 2024 and beyond. Customer funding has already been secured for a significant portion of these key programs, which enables us to procure inventory under multi-year purchase orders to mitigate future supply chain issues.

“Demand from Sypris Technologies customers serving the automotive, commercial vehicle, sport utility and off-highway markets has remained relatively stable, with new product line shipments offsetting the anticipated cyclical decline for the commercial vehicle market. We believe that the market diversification Sypris Technologies has accomplished over recent years by adding new programs in the automotive, sport-utility and off-highway markets will help offset some of this decline.

“Orders for our energy products increased during the period, and additional opportunities for growth may exist with new global projects in support of increasing LNG demand. We are also actively pursuing applications for our products in adjacent markets including CO2 capture to further diversify our industry and customer portfolios.”

Third Quarter Results

The Company reported revenue of $35.7 million for the third quarter of 2024, compared to $33.6 million for the prior-year comparable period. Additionally, the Company reported net income of $0.4 million, or $0.02 per diluted share, compared with a net loss of $0.6 million, or $0.03 per diluted share, for the prior-year period.

For the nine months ended September 29, 2024, the Company reported revenue of $106.7 million compared to $101.5 million for the first nine months of 2023. The Company reported a net loss of $1.8 million compared with a loss of $0.5 million for the prior-year period.

Sypris Technologies

Revenue for Sypris Technologies was $19.5 million in the third quarter of 2024 compared to $19.3 million for the prior-year period, reflecting strong energy shipments during the period, partially offset by the anticipated cyclical decline in the commercial vehicle market. Gross profit for the third quarter of 2024 was $3.7 million, or 18.8% of revenue, compared to $1.5 million, or 7.5% of revenue, for the same period in 2023. Gross profit for the third quarter of 2024 benefited from a favorable mix and favorable exchange rates.

Sypris Electronics

Revenue for Sypris Electronics was $16.2 million in the third quarter of 2024 compared to $14.2 million for the prior-year period. Increased shipments for a follow-on program contributed to the growth over the prior-year comparable period. Gross profit for the third quarter of 2024 was $2.3 million, or 14.3% of revenue, compared to $2.6 million, or 18.1% of revenue, for the same period in 2023 primarily due to additional labor and overhead costs incurred on programs that recently ramped production and an unfavorable mix.

Outlook

Commenting on the future, Mr. Gill added, “Demand from customers serving the markets for electronic warfare, aircraft and missile avionics, secure and subsea communications, and ground-based radar remain robust, while the outlook for the energy market continues to move in the right direction. Similarly, demand from customers serving the automotive, commercial vehicle and sport utility markets remains healthy despite the anticipated cyclical decline in the commercial vehicle market.

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Sypris Reports Third Quarter Results

November 12, 2024

“With a strong backlog, new program wins, and long-term contract extensions in place, we are confident that the remainder of 2024 has the potential to be very positive for Sypris. We have updated our outlook for 2024 to include a 10% growth in the top line, which is at the lower end of our previous guidance. We continue to expect a 100-125 basis point increase in margin.”

About Sypris Solutions

Sypris Solutions is a diversified manufacturing and engineering services company serving the defense, transportation, communications, and energy industries. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; volatility of our customers’ forecasts and our contractual obligations to meet current scheduling demands and production levels, which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; the termination or non-renewal of existing contracts by customers; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; risks of foreign operations, including foreign currency exchange rate risk exposure, which could impact our operating results; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; our reliance on a few key customers, third party vendors and sub-suppliers; significant delays or reductions due to a prolonged continuing resolution or U.S. government shutdown reducing the spending on products and services that Sypris Electronics provides; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; the costs and supply of insurance on acceptable terms and with adequate coverage; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the costs of compliance with our auditing, regulatory or contractual obligations; pension valuation, health care or other benefit costs; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; our failure to successfully win new business or develop new or improved products or new markets for our products; war, geopolitical conflict, terrorism, or political uncertainty, or disruptions resulting from the Russia-Ukraine war or the Israel and Gaza conflict, including arising out of international sanctions, foreign currency fluctuations and other economic impacts; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; labor relations; strikes; union negotiations; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability, warranty or environmental claims; failure to adequately insure or to identify product liability, environmental or other insurable risks; costs associated with environmental claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property rights from potential competitors or fully exploit such rights which could materially affect our ability to compete in our chosen markets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; cyber security threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; the cost and availability of full-time accounting personnel with technical accounting knowledge to execute, review and approve all aspects of the financial statement close and reporting process; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; possible public policy response to a public health emergency, including U. S or foreign government legislation or restrictions that may impact our operations or supply chain; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

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Sypris Reports Third Quarter Results

November 12, 2024

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	September 29,	October 1,
	2024	2023
	(Unaudited)
Revenue	$35,657	$33,581
Net income (loss)	$390	$(555)
Income (loss) per common share:
Basic	$0.02	$(0.03)
Diluted	$0.02	$(0.03)
Weighted average shares outstanding:
Basic	22,088	21,880
Diluted	22,415	21,880

	Nine Months Ended
	September 29,	October 1,
	2024	2023
	(Unaudited)
Revenue	$106,731	$101,488
Net loss	$(1,815)	$(517)
Loss per common share:
Basic	$(0.08)	$(0.02)
Diluted	$(0.08)	$(0.02)
Weighted average shares outstanding:
Basic	22,011	21,848
Diluted	22,011	21,848

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Sypris Reports Third Quarter Results

November 12, 2024

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 29,	October 1,	September 29,	October 1,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$19,469	$19,337	$55,660	$58,895
Sypris Electronics	16,188	14,244	51,071	42,593
Total net revenue	35,657	33,581	106,731	101,488
Cost of sales:
Sypris Technologies	15,808	17,878	47,229	52,790
Sypris Electronics	13,870	11,663	44,998	35,827
Total cost of sales	29,678	29,541	92,227	88,617
Gross profit:
Sypris Technologies	3,661	1,459	8,431	6,105
Sypris Electronics	2,318	2,581	6,073	6,766
Total gross profit	5,979	4,040	14,504	12,871
Selling, general and administrative	4,250	4,170	12,876	11,619
Operating income (loss)	1,729	(130)	1,628	1,252
Interest expense, net	546	127	1,468	531
Other expense, net	246	199	781	783
Income (loss) before taxes	937	(456)	(621)	(62)
Income tax expense, net	547	99	1,194	455
Net income (loss)	$390	$(555)	$(1,815)	$(517)
Income (loss) per common share:
Basic	$0.02	$(0.03)	$(0.08)	$(0.02)
Diluted	$0.02	$(0.03)	$(0.08)	$(0.02)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	22,088	21,880	22,011	21,848
Diluted	22,415	21,880	22,011	21,848

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Sypris Reports Third Quarter Results

November 12, 2024

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	September 29,	December 31,
	2024	2023
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$8,215	$7,881
Accounts receivable, net	12,373	8,929
Inventory, net	67,333	77,314
Other current assets	11,457	9,743
Total current assets	99,378	103,867
Property, plant and equipment, net	13,914	17,133
Operating lease right-of-use assets	4,012	3,309
Other assets	4,309	5,033
Total assets	$121,613	$129,342
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,630	$26,737
Accrued liabilities	50,813	56,232
Operating lease liabilities, current portion	882	1,068
Finance lease obligations, current portion	1,467	1,327
Equipment financing obligations, current portion	522	618
Working capital line of credit	500	500
Note payable - related party, current portion	2,000	-
Total current liabilities	78,814	86,482

Operating lease liabilities, net of current portion	3,552	2,642
Finance lease obligations, net of current portion	1,133	1,852
Equipment financing obligations, net of current portion	959	1,333
Note payable - related party, net of current portion	6,984	6,484
Other liabilities	11,999	8,082
Total liabilities	103,441	106,875
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 23,041,523 shares issued and 23,022,010 outstanding in 2024 and 22,465,485 shares issued and 22,459,649 outstanding in 2023	230	224
Additional paid-in capital	156,772	156,242
Accumulated deficit	(118,747)	(116,932)
Accumulated other comprehensive loss	(20,083)	(17,067)
Treasury stock, 19,513 in 2024 and 5,835 in 2023	-	-
Total stockholders’ equity	18,172	22,467
Total liabilities and stockholders’ equity	$121,613	$129,342

Note: The balance sheet at December 31, 2023, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

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Sypris Reports Third Quarter Results

November 12, 2024

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Nine Months Ended
	September 29,	October 1,
	2024	2023
	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,815)	$(517)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,449	2,392
Deferred income taxes	39	(56)
Stock-based compensation expense	660	615
Deferred loan costs amortized	6	3
Provision for excess and obsolete inventory	591	(22)
Non-cash lease expense	898	667
Other noncash items	413	178
Contributions to pension plans	(580)	(10)
Changes in operating assets and liabilities:
Accounts receivable	(3,606)	(2,845)
Inventory	8,642	(34,146)
Prepaid expenses and other assets	(2,116)	(464)
Accounts payable	(3,986)	7,841
Accrued and other liabilities	(1,903)	18,195
Net cash used in operating activities	(308)	(8,169)
Cash flows from investing activities:
Capital expenditures	(666)	(1,890)
Net cash used in investing activities	(666)	(1,890)
Cash flows from financing activities:
Proceeds from equipment financing obligations	430	210
Proceeds from working capital line of credit	-	500
Proceeds from Note Payable - related party	2,500	-
Principal payments on finance lease obligations	(1,006)	(845)
Principal payments on equipment financing obligations	(471)	(387)
Principal payments on Note Payable - related party	-	(2,500)
Indirect repurchase of shares for minimum statutory tax withholdings	(127)	(104)
Net cash provided by (used in) financing activities	1,326	(3,126)
Effect of exchange rate changes on cash balances	(18)	(54)
Net increase (decrease) in cash and cash equivalents	334	(13,239)
Cash and cash equivalents at beginning of period	7,881	21,648
Cash and cash equivalents at end of period	$8,215	$8,409

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